Exhibit 10.5

FIRST AMENDMENT TO PLAIN ENGLISH SECURITY AGREEMENT

This First Amendment to Plain English Security Agreement (this “Agreement”) is made and entered into as of October 20, 2011, by and among GEVO, INC., a Delaware corporation (“Guarantor” or “You”) and TRIPLEPOINT CAPITAL LLC (“Secured Party” or “Us”; together with Guarantor, the “Parties”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Security Agreement (as defined below).

RECITALS

A. Guarantor and Secured Party entered into that certain Plain English Security Agreement dated as of September 22, 2010 (including all annexes, exhibits and schedules thereto, and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), pursuant to which Guarantor granted a security interest in the Collateral to secure the payment and performance in full of all the Secured Obligations.

B. Guarantor and Secured Party have agreed to make certain amendments to the Security Agreement.

NOW, THEREFORE, in consideration of the premises and of the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Amendments to Security Agreement.

(a) Section 1 of the Agreement is hereby amended by adding the following definition in the appropriate alphabetical order:

“The term “Amendment Closing Date” means October 20, 2011.”

(b) The definition of “Permitted Disposition” contained in Section 1.4 of the Security Agreement is hereby amended and restated in its entirety as follows:

“1.4 The term “Permitted Disposition” means (a) sales, abandonment, or other dispositions of Equipment that is substantially worn, damaged, or obsolete or no longer used or no longer useful in the ordinary course of business and leases or subleases of real property no longer used or no longer useful in the conduct of the business of You and Your Subsidiaries; (b) sales of Inventory to buyers in the ordinary course of business and/or the entering into of marketing, distribution, supply, off take, development, or like agreements relating to the sale of Inventory in the ordinary course of business and containing standard or customary terms for such agreements (which terms may include, without limitation, rights of first offer and/or exclusivity arrangements); (c) the use or transfer of Cash or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (d)(i) non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights or (ii) non-perpetual exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights with respect to geographic area, fields of use and customized products for specific customers that would not result in a transfer of title of the licensed property under applicable law, all given in the ordinary course of Your business; (e) the granting of Permitted Liens; (f) the sale, assignment, transfer, disposition, or discount, in each case without recourse, of Accounts arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (g) any involuntary loss, damage or destruction of property; (h) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property; (h) the sale or issuance of Stock of a Parent; (i)(i) the lapse of registered patents, trademarks, copyrights and other intellectual property of You and Your Subsidiaries to the extent not economically desirable in the conduct of or material to their business, or (ii) the abandonment of patents, trademarks, copyrights, or other intellectual property rights in the ordinary course of business that are not material to Your business; (j) the making of an Investment; (k) the making of a Permitted Intercompany Advance; (l) dispositions of assets in exchange or trade in for similarly valued assets so long as the assets so received by You or Your Subsidiaries have a fair market value that is reasonably equivalent to the fair market value of the assets so disposed by You or Your Subsidiaries; provided that if such assets are material to Your business, they are exchanged or traded for similar assets that are used for a similar purposes, and provided further, however, that nothing in this clause (l) shall prevent You or Your Subsidiaries from receiving or paying cash consideration in connection with the disposition of assets in exchange for similarly valued assets contemplated by this clause (l); (m) dispositions of assets in exchange for, or replaced by, an upgrade or a new model of such asset; provided, however, that nothing in this clause (m) shall require the same brand, type or kind of asset to be purchased as the asset being exchanged or replaced in order for this clause (m) to be applicable so long the new asset is used for a similar purpose; (n) the leasing or subleasing of assets of You or Your Subsidiaries in the ordinary course of business; (o) the disposition of assets in connection with the retrofit of any renewable fuel production facility; (p) dispositions of assets in connection with maintenance and updating of any renewable fuel production facility for fair market value; (q) leases and subleases of farmland; and (r) sales or dispositions of assets not otherwise permitted by the foregoing clauses so long as the aggregate fair market value of all such assets disposed of in any fiscal year (including the proposed disposition) would not exceed $500,000.”

(c) The definition of “Termination Date” contained in Section 1.12 of the Security Agreement is hereby amended and restated in its entirety as follows:

“1.12 The term “Termination Date” means the first date on which any of the following conditions are satisfied: (a) the Secured Obligations have been paid in full in cash and We have no further commitment to provide Advances under the Loan Agreement, or (b)(i) the occurrence of Your initial public offering, (ii) the commencement of the production of commercial scale isobutanol by Opco, and (iii) evidence reasonably satisfactory to Us in Our good faith discretion of either (A) the successful consummation on or before December 31, 2012 of one or two secondary offerings by You in which You received aggregate net offering proceeds, after deduction of all fees, commissions and other costs and expenses in connection therewith, of not less than $50,000,000, or (B) the successful consummation after December 31, 2012 of a single secondary offering by You in which You received net offering proceeds, after deduction of all fees, commissions and other costs and expenses in connection therewith, of not less than $50,000,000.

(d) Section 5.9 of the Security Agreement is hereby amended and restated in its entirety as follows:

“5.9 Dividends and Distributions. Prior to the consummation of Your initial public offering, You will not, without Our prior written consent, declare or pay any Cash dividend or make a Cash distribution on, or repurchase or redeem, any class of Your Stock; except, that at any time: (a) You may make distributions to current or former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) of You or Your Subsidiaries on account of redemptions or repurchases of Stock of You held by such Persons, pursuant to employee repurchase plans upon an employee’s death or termination of employment so long as the aggregate amount of such other distributions made by You during the term of this Agreement does not exceed $500,000 in the aggregate, (b) You may make distributions to current or former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) of You or Your Subsidiaries, solely in the form of forgiveness of Indebtedness of such Persons owing to You on account of redemptions or repurchases of the Stock of You or held by such Persons; provided that such Indebtedness was incurred by such Persons solely to acquire Your Stock, and (c) as may be required in connection with the transactions described in item number 6 on Schedule V.”

(e) Guarantor and Secured Party hereby agree that the Schedules to the Security Agreement are hereby amended, restated and replaced with the updated Schedules attached as Exhibit A hereto.

2. Representations and Warranties. Guarantor hereby represents and warrants to Secured Party that each of the representations and warranties contained in Section 4 of the Security Agreement is true and correct in all material respects as of the date hereof, except such representations and warranties that relate expressly to an earlier date, in which case they are true and correct in all material respects as of such earlier date, in each case, after giving effect to this Agreement and updating the Schedules to the Loan Agreement with the Schedules attached hereto as Exhibit A.

3. Conditions to Effectiveness. The satisfaction of the following shall constitute conditions precedent to the effectiveness of this Agreement:

(a) receipt by Secured Party of this Agreement duly executed by the parties hereto; and

(b) receipt by Secured Party of the updated Schedules attached hereto as Exhibit A, each in form and substance acceptable to Secured Party.

4. Recitals. The recitals to this Agreement shall constitute a part of the agreement of the parties hereto.

5. Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Agreement may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in San Mateo County, State of California; (b) waives any objection as to jurisdiction or venue in San Mateo County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

6. Mutual Waiver Of Jury Trial; Judicial Reference. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and The Parties wish applicable state and federal laws to apply (rather than arbitration rules), The Parties desire that their disputes be resolved by a judge applying such applicable laws. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES SPECIFICALLY WAIVES ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY YOU AGAINST US OR OUR ASSIGNEE OR BY US OR OUR ASSIGNEE AGAINST YOU. IN THE EVENT THAT THE FOREGOING JURY TRIAL WAIVER IS NOT ENFORCEABLE, ALL CLAIMS, INCLUDING ANY AND ALL QUESTIONS OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY PARTY, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE CALIFORNIA CODE OF CIVIL PROCEDURE (“REFERENCE”). THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE REFEREE SHALL REPORT A STATEMENT OF DECISION TO THE COURT. NOTHING IN THIS SECTION SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE LAWFUL SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL OR OBTAIN PROVISIONAL REMEDIES. THE PARTIES SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE EQUALLY UNLESS THE REFEREE ORDERS OTHERWISE. THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS SECTION. THE PARTIES ACKNOWLEDGE THAT THE CLAIMS WILL NOT BE ADJUDICATED BY A JURY. THIS WAIVER EXTENDS TO ALL SUCH CLAIMS, INCLUDING CLAIMS THAT INVOLVE PERSONS OTHER THAN YOU AND US; CLAIMS THAT ARISE OUT OF OR ARE IN ANY WAY CONNECTED TO THE RELATIONSHIP BETWEEN YOU AND US; AND ANY CLAIMS FOR DAMAGES, BREACH OF CONTRACT, SPECIFIC PERFORMANCE, OR ANY EQUITABLE OR LEGAL RELIEF OF ANY KIND, ARISING OUT OF THIS AGREEMENT.

7. Signatures. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together constitute one and the same instrument. This Agreement may be executed and delivered by facsimile or transmitted electronically in either Tagged Image Format Files (“TIFF”) or Portable Document Format (“PDF”) and, upon such delivery, the facsimile, TIFF or PDF signature, as applicable, will be deemed to have the same effect as if the original signature had been delivered to the other party.

8. ANY AMENDMENT OF THIS AGREEMENT MAY ONLY BE ACCOMPLISHED THROUGH A DOCUMENT WITH SIGNATURES FROM EACH OF THE PARTIES HERETO.

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and delivered as of the date first above written.

“Guarantor”

GEVO, INC.

By:	/s/ Patrick Gruber
Name:	Patrick Gruber
Title:	Chief Executive Officer

“Secured Party”

TRIPLEPOINT CAPITAL LLC

By:	/s/ Sajal Srivastava
Name:	Sajal Srivastava
Title:	Chief Operating Officer

[SIGNATURE PAGE TO 1ST AMENDMENT TO PLAIN ENGLISH SECURITY AGREEMENT]